UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 28, 2012

GRANITE CONSTRUCTION INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12911 (Commission File Number)	77-0239383 (IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 28, 2012 Granite Construction Incorporated (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Kenny Industries, Inc. providing for the purchase by the Company of all of the outstanding shares of capital stock of Kenny Construction Company, for cash in the amount of $130.0 million, subject to adjustment for certain items (the “Acquisition”). The Stock Purchase Agreement contains representations, warranties, covenants and indemnities believed by the Company to be customary for transactions of this type. The transaction has been closed into escrow and will become effective on December 31, 2012.

The Company intends to finance the Acquisition through a combination of cash on hand and approximately $70,000,000 of borrowings under its existing revolving credit facility, and borrowed that amount under its credit facility on December 21, 2012. Borrowings under the credit facility, which expires October 11, 2016, bear interest at LIBOR or a base rate (at the Company’s option), plus an applicable margin based on certain financial ratios calculated quarterly. The financial covenants applicable to borrowings under the credit facility require the maintenance of a minimum Consolidated Tangible Net Worth, a minimum Consolidated Interest Coverage Ratio and a maximum Consolidated Leverage Ratio, the calculations and terms of each of which are defined in the Company’s credit agreement. The Company’s credit agreement also contains certain other restrictive covenants and customary events of default.

The Stock Purchase  Agreement is filed as Exhibit 2.1 and is incorporated herein by reference. The description of the Stock Purchase  Agreement contained herein is qualified in its entirety by reference to the full text of such agreement. The Amended and Restated Credit Agreement providing for the credit facility described above is filed as Exhibit 10.1 and is incorporated herein by reference. The description of the Amended and Restated Credit Agreement contained herein is qualified in its entirety by reference to the full text of such agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.

On December 28, 2012, the Company issued a press release announcing that it had entered into the Stock Purchase Agreement.  A copy of the press release is furnished as Exhibit 99.1 herewith.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated December 28, 2012, by and between Granite Construction Incorporated and Kenny Industries, Inc.
10.1
Amended and Restated Credit Agreement, dated October 11, 2012, by and among Granite Construction Incorporated, Granite Construction Company, GILC Incorporated, the lenders party thereto and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer. [Incorporated by reference from Exhibit 10.1 to the Company’s Form 10-Q filed on November 7, 2012]

99.1	Press Release of Granite Construction Incorporated, dated December 28, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

By:	/s/ Richard A. Watts
Richard A. Watts
Vice President, General Counsel
and Secretary

Date:  January 4, 2012

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated December 28, 2012, by and between Granite Construction Incorporated and Kenny Industries, Inc.
10.1
Amended and Restated Credit Agreement, dated October 11, 2012, by and among Granite Construction Incorporated, Granite Construction Company, GILC Incorporated, the lenders party thereto and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer. [Incorporated by reference from Exhibit 10.1 to the Company’s Form 10-Q filed on November 7, 2012]

99.1	Press Release of Granite Construction Incorporated, dated December 28, 2012.